FIRST AMENDMENT TO5 LOAN AGREEMENT

         This FIRST Amendment to Loan Agreement (the "Amendment") is executed this 1ST day of FEBRUARY, 2001, by and between HEADWATERS INCORPORATED, ("Borrower") and ZIONS FIRST NATIONAL BANK (the "Lender").

         WHEREAS, Borrower and Lender entered into that certain Loan Agreement dated October 18, 2000, which provided, among other things, for Lender to extend a Revolving Line of Credit in the maximum principal amount of EIGHT MILLION and
 .00/100 Dollars ($8,000,000.00) (the "Loan Agreement"); and

         WHEREAS, Borrower has requested Lender to renew and increase the Revolving Line of Credit to TEN MILLION and 00/100 ($10,000,000.00) and amend certain financial covenants, and;

         WHEREAS, Lender has agreed to such request provided, among other things, Borrower executes and delivers this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Agreement is hereby amended as follows:

         1. The section entitled Borrowing Base is hereby deleted in its entirety and replace with the following:

                  Borrowing Base. The words "Borrowing Base" mean, as determined by Lender from time to time, the lesser of (a) $10,000,000.00; or (b) 80.000% of the aggregate amount of royalties receivable from license agreements, earned for the most recent month-end times two; plus (ii) 80% of monthly accounts receivable earned from sale of binder, plus (iii) 50% of the aggregate amount of the outstanding principal balance of the Promissory Note between Covol Technologies, Inc. and Birmingham Synfuel, LLC.

         2. The section entitled Earnings, is hereby deleted in its entirety.

         3. A new section entitled Net Worth, is hereby added to the Loan Agreement as follows:

                  Net  Worth:   Borrower   shall   maintain  a  ratio  of  total
                  liabilities divided by tangible net worth not to exceed 2:1, measured quarterly.

         4. A new paragraph entitled Loans, Acquisitions and Guaranties is hereby added to the section entitle Negative Covenants as follows:

                  Loans, Acquisitions and Guaranties. Following the date of this

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                  amendment, (a) Loan, invest in or advance money or assets, (b)
                  purchase, create or acquire any interest in any other enterprise or entity in aggregate amount of more than $2,000,000.00, or (c) incur any obligation as surety or guarantor in excess of $2,000,000.00 other than in the ordinary course of business.

         5. A new section entitled Account Debtor is hereby added to the Loan Agreement as follows:

                  Account Debtor. Any bankruptcy from any account debtor, or account debtor parent would result in the exclusion of receivables or notes from the borrowing base described herein.

         6. A new section entitled Additional Event of Default, is hereby added to the Loan Agreement as follows

                  Additional Event of Default. Borrower acknowledges that an additional event of default under this agreement shall occur in the event that any change in Section 29 of the US Internal Revenue Code that would result in a material adverse impact on Borrower's business. Such determination shall be made by Lender's sole discretion.

         7. The section entitled Royalty Revenues is hereby deleted in its entirety and replace with the following:

                  Royalty Revenues. Borrower shall maintain Royalty Revenue from
                  Licensees   and   Gross   Binder   Profit  of  not  less  than
                  $1,200,000.00 per month.


         Except as amended herein, all other terms and conditions of the Loan Agreement remain in full force and effect and are applicable to this Amendment.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date and year first above written.


HEADWATERS INCORPORATED                         Zions First National Bank

By: /s/ Kirk A. Benson                          By: /s/ Tracy Groll
   ------------------------------                  ----------------------------
   Kirk A. Benson, Chairman & CEO                  Tracy Groll, Vice President

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